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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       October 25, 2004 (October 19, 2004)

                  Behringer Harvard Mid-Term Value Enhancement
                                    Fund I LP
             (Exact Name of Registrant as Specified in Its Charter)

                Texas               333-100126                 71-0897613
(State or other jurisdiction of    (Commission              (I.R.S. Employer
\incorporation or organization)    File Number)            Identification No.)


                 15601 Dallas Parkway, Suite 600, Addison, Texas
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                          (866) 655-1600 (Registrant's
                     telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01       Completion of Acquisition or Disposition of Assets

        On October 19, 2004, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Registrant"), acquired a two-story office building constructed in 1985 containing approximately 70,660 rentable square feet, located on approximately
6.02 acres of land in Englewood, Colorado, a suburb of Denver (the "Tucson Way Property"), through its wholly owned subsidiary, Behringer Harvard 7400 Tucson Way, LLC. The contract purchase price of the Tucson Way Property was $9,100,000, exclusive of closing costs. The Registrant used proceeds from its public offering to pay the entire purchase price and all closing costs of the acquisition.

        The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012, with a tenant early termination right in April 2010 conditioned upon a tenant payment of $573,803. Raytheon Company is a defense and aerospace systems supplier established in 1922. It leases all 70,660 square feet of the building for a current monthly base rent of $65,857 through April 2012, with the option to extend the lease for three periods of three years each.

        The purchase price for the transaction was determined through negotiations between the seller of the property, Koll Bren Fund V, L.P., an unaffiliated third party, and Behringer Harvard Advisors I LP, the Registrant's general partner. In evaluating the Tucson Way Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, credit worthiness of tenant, quality of tenant, lease terms, and price per square foot. The Registrant's general partner believes that the Tucson Way Property is well located, has acceptable roadway access, has a high-quality tenant, is well maintained, adequately insured and has been professionally managed.

        HPT Management Services LP (the "Management Company"), an affiliate of the Registrant, has the sole and exclusive right to manage and arrange for leasing of the Tucson Way Property. Among other things, the Management Company will have the authority to negotiate and enter into leases of the property on behalf of the Registrant, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Registrant provide sufficient funds for the payment of operating expenses. As compensation, the Management Company will receive a property management fee equal to 4% of annual gross revenues. The Management Company has subcontracted certain of its on-site management services to Trammell Crow Services, Inc.

Item 9.01       Financial Statements and Exhibits

        (a)     Financial Statements of Businesses Acquired.

        Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before January 4, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

        (b)     Pro Forma Financial Information.

        See Paragraph (a) above.

        (c)     Exhibits.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                          BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

                                    By:    Behringer Harvard Advisors I LP
                                           Co-General Partner





        Dated:  October 25, 2004    By:    /s/ Gary S. Bresky
                                       -----------------------------------------
                                           Gary S. Bresky
                                           Chief Financial Officer and Treasurer


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